UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2018

Genuine Parts Company
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 Wildwood Pkwy Atlanta, Georgia		30339

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 678.934.5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

The Merger Agreement

On September 10, 2018, Essendant Inc. (“Essendant”) notified Genuine Parts Company (“GPC”) that (i) on September 9, 2018, Essendant’s board of directors determined that the proposal from Staples, Inc. to acquire all of the outstanding shares of Essendant common stock for $12.80 per share in cash is a Superior Proposal (as defined in the previously announced Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 12, 2018 by and among GPC, Rhino SpinCo, Inc. (“SpinCo”), Essendant and Elephant Merger Sub Corp.) and (ii) Essendant’s board of directors intends to cause Essendant to terminate the Merger Agreement pursuant to Section 9.01(g) thereof. Under the terms of the Merger Agreement, this notice commences a three-day match period, during which GPC intends to evaluate its rights under the existing Merger Agreement. GPC continues to believe the Merger Agreement represents a superior proposal and will not make any counterproposals. Therefore, GPC anticipates that the Merger Agreement will terminate at the end of the three-day match period. Upon termination of the Merger Agreement, Essendant will be required to pay a termination fee to GPC in the amount of $12 million.

The Separation Agreement

Under the terms of the previously announced Separation Agreement (the “Separation Agreement”) dated as of April 12, 2018 between GPC and SpinCo, the Separation Agreement will terminate without further action at any time before the closing of the transactions contemplated thereby upon termination of the Merger Agreement. Accordingly, GPC anticipates that the Separation Agreement will also terminate upon termination of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is being furnished, and is not deemed to be filed:

Exhibit Number	Exhibit Description

99.1	Press Release dated September 10, 2018.

Cautionary Statement

This document contains forward-looking statements, which are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements may include references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, and/or results. These forward-looking statements are based on management’s current expectations, forecasts and assumptions. This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here, including but not limited to: the occurrence of events that may give rise to a right of one or both of GPC and Essendant to challenge the termination of, or other actions taken pursuant to, the Merger Agreement; negative effects resulting from the transaction process, significant transaction costs and/or unknown liabilities; risks associated with other transaction related litigation; and the ability of GPC to retain and hire key personnel. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see GPC’s reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC and other written statements made by GPC from time to time. The forward-looking information provided by GPC is given as of this date only, and GPC does not undertake any obligation to revise or update it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUINE PARTS COMPANY

Date: September 10, 2018	/s/ Carol B. Yancey
Name: Carol B. Yancey Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated September 10, 2018.